As filed with the Securities and Exchange Commission on June 29, 2000
                                                   Registration No. 333-________
================================================================================
                       ECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                PMC-SIERRA, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                         94-2925073
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                              105-8555 Baxter Place
                        Burnaby, British Columbia V5A 4V7
                                     Canada

                    (Address of principal executive offices)

                        ---------------------------------

             Malleable Technologies, Inc. 1998 Stock Incentive Plan
                            (Full title of the plan)

                          The Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801
                                 (800) 677-3394
            (Name, address and telephone number of agent for service)

                        ---------------------------------
                                    Copy to:
                                   Neil Wolff
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                        Palo Alto, California 94304-1050



                         CALCULATION OF REGISTRATION FEE
================================================================================
                                   Proposed          Proposed
   Title of                        Maximum           Maximum          Amount
  Securities          Amount       Offering         Aggregate           of
    to be             to be       Price Per          Offering      Registration
Registered (1)      Registered      Share             Price            Fee
---------------- -------------- --------------  ----------------    ------------
Common Stock,
$0.001 par value   474,371 (2)     $ 3.26 (2)    $ 1,546,449.46 (2)   $ 408.26
---------------- -------------- --------------  ------------------- ------------
Common Stock,
$0.001 par value   197,987 (3)   $ 187.1719 (3) $ 37,057,602.96 (3)  $ 9,783.20
================ ============== ==============  =================== ============

  (1) Pursuant to the Acquisition Agreement dated as of June 13, 2000 among PMC-Sierra, Inc. ("PMC"), Maelstrom Acquisition Corporation, Malleable Technologies, Inc. ("Malleable"), Curits Abbott and State Street Bank and Trust Company of California, N.A., PMC assumed, effective as of June 27, 2000, all of the outstanding options to purchase common stock of
        Malleable under the Malleable 1998 Stock Incentive Plan, and such options became exercisable to purchase shares of PMC's common stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.
  (2) Options granted pursuant to an employee stock option plan. Estimated pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Based on the price per share at which the options may be exercised.
  (3) Shares reserved for future issuance. Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of the common stock on June 26, 2000, as reported on the Nasdaq National Market.
================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

           The following documents and information are incorporated by reference as filed with the Securities and Exchange Commission:

          (a) PMC-Sierra, Inc.'s ("PMC's") Form 10-K Annual Report for the fiscal year ended December 26, 1999, as amended (File No. 000-19084).

          (b) PMC's proxy statement for the 2000 Annual Meeting of Stockholders (File No. 000-19084).

          (c) PMC's Form 10-Q Quarterly Report for the quarter ended March 26, 2000, as amended (File No. 000-19084).

          (d) PMC's Forms 8-K dated March 20, 2000, April 12, 2000 and June 20, 2000 (File No. 000-19084).


           All documents subsequently filed by PMC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.    Description of Securities.

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.

           Certain legal matters with respect to the shares will be passed upon by Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation, Palo Alto, California.

Item 6.    Indemnification of Directors and Officers.

           Section 145 of the Delaware General Corporation Law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This statute describes in detail the right of PMC to indemnify any such person.

         PMC's Certificate of Incorporation eliminates in certain circumstances the liability of directors of PMC for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for breach of the director's duty of loyalty to PMC or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (iv) for transactions from which the director derived an improper personal benefit.

         PMC's Certificate of Incorporation also provides generally for indemnification of all directors and officers of PMC to the fullest extent permitted by the General Corporation Law of the State of Delaware. Such right to indemnification shall be deemed to be a contract right and includes generally the right to be paid by PMC the expenses incurred in defending any proceeding covered by this provision in advance of its final disposition. Individuals who are entitled to indemnification may bring suit to seek recovery of amounts due under the foregoing provisions and to recover the expenses of such suit if successful.

         PMC has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require PMC, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

         PMC believes that it is the position of the Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

         PMC currently maintains an officers' and directors' liability insurance policy which covers, subject to the exclusions and limitations of the policy, officers and directors of PMC against certain liabilities which may be incurred by them solely in such capacities.

Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.    Exhibits.

          Exhibit
          Number
          -------
              4.1   Malleable Technologies, Inc. 1998 Stock Incentive Plan

              4.2 Form of Stock Option Agreement under Malleable Technologies, Inc. 1998 Stock Incentive Plan

              5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

             23.1   Consent of Deloitte & Touche LLP, Independent Auditors

             23.2   Consent of Counsel (Contained in Exhibit 5.1 above)

             24.1   Power of Attorney (see page II-4)

Item 9.    Undertakings.

           (a)    PMC hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) PMC hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of PMC's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of PMC pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of PMC, Indemnification Agreements entered into between PMC and its officers and directors, or otherwise, PMC has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by PMC in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, PMC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, PMC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, British Columbia, Canada, on this 27th day of June 2000.

                                                    PMC-SIERRA, INC.

                                                    By:  /s/John W. Sullivan
                                                    ----------------------------
                                                    John W. Sullivan, Vice
                                                    President of Finance
                                                    and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Robert
L. Bailey and John W. Sullivan his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                         Title                                 Date
--------------------    --------------------------------------     -------------

/s/ROBERT L. BAILEY     President, Chief Executive Officer and     June 27, 2000
--------------------    Chairman of the Board of Directors
(Robert L. Bailey)      (principal executive officer)


/s/JOHN W. SULLIVAN     Vice President of Finance and Chief        June 27, 2000
-------------------     Financial Officer (principal financial
(John W. Sullivan)      and accounting officer)

/s/JAMES V. DILLER      Director                                   June 27, 2000
------------------
(James V. Diller)

/s/ALEXANDRE BALKANSKI  Director                                   June 27, 2000
----------------------
(Alexandre Balkanski)

/s/FRANK J. MARSHALL    Director                                   June 27, 2000
--------------------
(Frank J. Marshall)

/s/L. COLIN BEAUMONT    Director                                   June 27, 2000
-------------------
(L. Colin Beaumont)

                                   Exhibit 4.1

                          MALLEABLE TECHNOLOGIES, INC.
                            1998 STOCK INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility,  to provide  additional  incentive to  Employees,  Directors and
Consultants  and  to  promote  the  success  of  the  Company's   business.

2.  Definitions.  As used herein,  the following  definitions  shall apply:

     (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

     (b) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable
         provisions  of  federal  securities  laws,   California  corporate  and
         securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

     (c) "Award" means the grant of an Option, Restricted Stock, or other right or benefit under the Plan.

     (d) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

     (e) "Board"  means the Board of  Directors of the Company.

     (f) "Code" means the Internal Revenue Code of 1986, as amended.

     (g) "Committee" means any committee appointed by the Board to administer the Plan.

     (h) "Common  Stock" means the common stock of the Company.

     (i) "Company" means Malleable Technologies, Inc.


     (j) "Consultant" means any person who is engaged by the Company or Related Entity to render consulting or advisory services as an independent contractor and is compensated for such services.

     (k) "Continuous Status as an Employee, Director or Consultant" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

     (l) "Corporate Transaction" means any of the following shareholder-approved transactions to which the Company is a party:

         (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

         (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

         (iii)any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.


     (m)  "Director" means a member of the Board.


     (n) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

     (o)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (p) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable, or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (ii)In the absence of an  established  market of the type described in
              (i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith and in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations.


     (q) "Grantee" means an Employee, Director or Consultant who receives an Award under the Plan.

     (r) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

     (s) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (t) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (u) "Option" means a stock option granted pursuant to the Plan.

     (v) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (w) "Plan" means this 1998 Stock  Incentive  Plan.

     (x) "Registration Date" means the closing of the first sale of Common Stock to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     (y) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

     (z) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

     (aa) "Share" means a share of the Common Stock.


     (bb)"Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock  Subject  to the Plan.

     (a) Subject to the provisions of Section 11(a) below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 6,404,938 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

     (b) If an Award expires or becomes unexercisable without having been exercised in full, or if any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such unissued or retained Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.   Administration of the Plan.

     (a) Plan Administrator. With respect to grants of Awards to Employees, Directors, Officers or Consultants, the Plan shall be administered by
         (A) the Board or (B) a Committee (or a subcommittee of the Committee) designated by the Board, which Committee shall be constituted in such a manner as to satisfy Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant Awards and may limit such authority as the Board determines from time to time.

     (b) Powers of the  Administrator.

         Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

          (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

          (ii) to determine whether and to what extent Awards are granted hereunder;

          (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

          (iv)  to approve forms of Award Agreement for use under the Plan;

          (v) to determine the terms and conditions of any Award granted hereunder;

          (vi) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

          (vii) to amend the terms of any outstanding Award granted under the Plan, including a reduction in the exercise price of any Award to reflect a reduction in the Fair Market Value of the Common Stock since the grant date of the Award, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

          (viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; and

          (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

     (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.


6.    Terms and  Conditions of Awards.

     (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock or securities issued by a Related Entity. Such awards include, without limitation, Options, and sales or bonuses of Restricted Stock. An Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

     (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.


     (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

     (d) Early Exercise. The Award may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or to any other restriction the Administrator determines to be appropriate.

     (e) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

     (f) Non-Transferability of Awards. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee.

     (g) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

7.       Award  Exercise  or  Purchase  Price,  Consideration,  Taxes and Reload
         Options.

     (a) Exercise
         or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

          (i)   In the case of an  Incentive  Stock  Option:

               (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

               (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (ii)  In the case of a  Non-Qualified  Stock Option:

               (A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

               (B) granted to any person other than a person described in the preceding paragraph, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.


          (iii) In the case of the sale of Shares:

               (A) granted to a person who, at the time of the grant of such Award, or at the time the purchase is consummated, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share purchase price shall be not less than one hundred percent (100%) of the Fair Market Value per share on the date of grant.


               (B) granted to any person other than a person described in the preceding paragraph, the per Share purchase price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.


     (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

          (i)     cash;
          (ii)    check;
          (iii)   delivery  of  Grantee's  promissory  note with such  recourse,
                  interest,   security,   and   redemption   provisions  as  the
                  Administrator determines as appropriate;

          (iv) if the exercise occurs on or after the Registration Date, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

          (v) if the exercise occurs on or after the Registration Date, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

          (vi)    any combination of the foregoing methods of payment.

     (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

     (d) Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee's employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

8.  Exercise of Award.


     (a)  Procedure for Exercise; Rights as a Shareholder.

         (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement but in the case of an Option, in no case at a rate of less than 20% per year over five (5) years from the date the Option is granted, subject to reasonable conditions such as continued employment. However, in the case of an Option granted to an Officer, Director or Consultant, the Award Agreement may provide that the Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established in the Award Agreement.

          (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 11(a), below.


     (b) Exercise of Award Following Termination of Employment, Director or Consulting Relationship. In the event of termination of a Grantee's Continuous Status as an Employee, Director or Consultant for any reason other than disability or death (but not in the event of a Grantee's change of status from Employee to Consultant or from Consultant to Employee), such Grantee may, but only within three (3) months after the date of such termination (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise his or her Award to the extent that the Grantee was entitled to exercise it at the date of such termination or to such other extent as may be determined by the Administrator. Notwithstanding the foregoing, the Grantee's Award Agreement may provide that upon the termination of the Grantee's Continuous Status as an Employee, Director or Consultant for "Cause," the Grantee's right to exercise the Award shall terminate concurrently with the termination of Grantee's Continuous Status as an Employee, Director or Consultant. The term "Cause" shall be as defined in the Award Agreement. If the Grantee should die within three (3) months after the date of such termination, the Grantee's estate or the person who acquired the right to exercise the Award by bequest or inheritance may exercise the Award to the extent that the Grantee was entitled to exercise it at the date of such termination within twelve (12) months of the Grantee's date of death, but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement. In the event of an Grantee's change of status from Employee to Consultant, an Employee's Incentive Stock Option shall convert automatically to a Non-Qualified Stock Option on the day three (3) months and one day following such change of status. To the extent that the Grantee is not entitled to exercise the Award at the date of termination, or if the Grantee does not exercise such Award to the extent so entitled within the time specified herein, the Award shall terminate.

     (c) Disability of Grantee. In the event of termination of a Grantee's Continuous Status as an Employee, Director or Consultant as a result of his or her disability, Grantee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the Award to the extent that the Grantee was otherwise entitled to exercise it at the date of such termination; provided, however, that if such disability is not a "disability" as such term is defined in
               Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three (3) months and one day following such termination. To the extent that the Grantee is not entitled to exercise the Award at the date of termination, or if Grantee does not exercise such Award to the extent so entitled within the time specified herein, the Award shall terminate.

     (d) Death of Grantee. In the event of the death of an Grantee, the Award may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement), by the Grantee's estate or by a person who acquired the right to exercise the Award by bequest or inheritance, but only to the extent that the Grantee was entitled to exercise the Award at the date of death. If, at the time of death, the Grantee was not entitled to exercise his or her entire Award, the Shares covered by the unexercisable portion of the Award shall immediately revert to the Plan. If, after death, the Grantee's estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise the Award within the time specified herein, the Award shall terminate.


     (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

9.   Conditions Upon Issuance of Shares.

     (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.


10. Repurchase Rights. If the provisions of an Award Agreement grant to the Company the right to repurchase Shares upon termination of the Grantee's Continuous Status as an Employee, Director or Consultant, the Award Agreement shall provide that the repurchase price will be either:

     (a) Not less than the Fair Market Value of the Shares to be repurchased on the date of termination of the Grantee's Continuous Status as an Employee, Director or Consultant, and the right to repurchase must be exercised for cash or cancellation of purchase money indebtedness for the Shares within ninety (90) days of the termination of the Grantee's Continuous Status as an Employee, Director or Consultant (or in the case of Shares issued upon exercise of Awards after the date of termination of the Grantee's Continuous Status as an Employee, Director or Consultant, within ninety (90) days after the date of the Award exercise), and the right terminates when the Company's securities become publicly traded; or

     (b) The original purchase price, provided that the right to repurchase at the original purchase price lapses at the rate of at least twenty percent (20%) of the Shares subject to the Award per year over five (5) years from the date the Award is granted (without respect to the date the Award was exercised or became exercisable), and the right to repurchase must be exercised for cash or cancellation of purchase money indebtedness for the Shares within ninety (90) days of termination of the Grantee's Continuous Status as an Employee, Director or Consultant (or in the case of Shares issued upon exercise of Awards after the date of termination of the Grantee's Continuous Status as an Employee, Director or Consultant, within ninety (90) days after the date of the Award exercise).


     (c) In addition to the restrictions set forth in (a) and (b) above, the Shares held by an Officer, Director or Consultant may be subject to additional or greater restrictions.


11.  Adjustments  Upon Changes in Capitalization or Corporate  Transaction.

     (a) Adjustments upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

     (b) Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of any Corporate Transaction, the Award will terminate immediately prior to the specified effective date of the Corporate Transaction, unless the Award is assumed or an equivalent Award is substituted by the successor corporation or a Parent or Subsidiary of such successor corporation. Notwithstanding the foregoing, the Administrator, in its discretion, may prevent the acceleration of vesting and release from any restrictions on transfer and repurchase or forfeiture rights of any outstanding Award with respect to any Corporate Transaction. For the purposes of this subsection, the Award shall be considered assumed or substituted for an equivalent Award if, following the Corporate Transaction, the Award confers with substantially equivalent provisions as the original Award, for each Share subject to the Award immediately prior to the Corporate Transaction, (i) the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each Share subject to the Award held on the effective date of the Corporate Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares), or (ii) the right to purchase such consideration in the case of an Option or similar Award; provided, however, that if such consideration received in the Corporate Transaction was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise or exchange of the Award for each Share subject to the Award to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction.

12. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated.

13.   Amendment, Suspension or Termination of the Plan.

     (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

     (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

     (c) Any  amendment,  suspension  or  termination  of  the  Plan  (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

14. Reservation of Shares.

     (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.


16. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws. Any Award exercised before shareholder approval is obtained shall be rescinded if shareholder approval is not obtained within the time prescribed, and Shares issued on the exercise of any such Award shall not be counted in determining whether shareholder approval is obtained.

17. Information to Grantees. The Company shall provide to each Grantee, during the period for which such Grantee has one or more Awards outstanding, copies of financial statements at least annually.